EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Non-Brokered Private Placement

Not for distribution to United States Newswire Services or for dissemination in the United States

Coeur d’Alene, Idaho – August 17, 2023 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announces that it has filed with the TSX Venture Exchange for approval of a non-brokered private placement of units of the Company (“Units”) at a price of US$0.05 per Unit (approximately C$0.067, based on a currency exchange rate of US$0.742 to C$1.00 as of August 16, 2023) for gross proceeds of up to US$1,000,000 (the “Offering”). The Units will be offered solely to persons or institutions who qualify as accredited investors (the "Offering") under Rule 506(b) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Offering may be completed in one or more tranches and is subject to approval by the TSX Venture Exchange.

Each Unit will consist of one share of common stock of the Company and one-half of one common share purchase warrant (each full warrant, a “Warrant”), with each Warrant exercisable to acquire an additional share of common stock of the Company at a price of US$0.08 per share for three years from the date of issuance.

The private placement is being led by orders from Crescat Capital and an offshore precious metals fund. Crescat is a global macro asset management firm headquartered in Denver, CO and is already a significant shareholder of Timberline.

The Company plans to use the net proceeds of the Offering for exploration, resource development, and permitting at its Eureka Project, and for general corporate purposes, including the retirement of a senior unsecured note held by William Matlack, a director of the Company. A payment in the amount of US$ 387,591.43 to Mr. Matlack on August 31, 2023 will settle the note, leaving the company debt free.

Finders’ fees may be payable with respect to subscriptions for Units accepted by the Company, and consulting fees may be payable by the Company in relation to the Offering. Certain insiders may participate in the Offering.

This press release is issued for informational purposes pursuant to Rule 135c of the Securities Act, and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The securities will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States or outside the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws.

The securities to be issued pursuant to the Offering will be subject to a statutory hold period in accordance with applicable securities legislation.

The Company also announces that it has terminated the private placement previously announced on April 27, 2023.

About Timberline Resources:

The common stock of Timberline Resources Corporation trades on the OTCQB under the symbol "TLRS" and is listed on the TSX Venture Exchange, where it trades under the symbol "TBR". Timberline is a Nevada-focused exploration company targeting Carlin-type gold and carbonate replacement type silver-lead-zinc-gold deposits in the Eureka mining district.

On behalf of the Board of Directors,

“Patrick Highsmith”

President, CEO, and Director

Contact:

Tel: +1-208-664-4859

E-mail: info@timberline-resources.com

Forward-looking Statements:

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Forward-looking statements in this news release include statements with respect to the proposed Offering, including the terms and timing of the Offering and the expected use of proceeds of the Offering. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Although these statements are based on information currently available to the Company, the Company provides no assurance that actual results will meet management’s expectations. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, those risks set out in the Company’s public documents filed on SEDAR and EDGAR. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

2 | TIMBERLINE RESOURCES